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             SUPPLEMENT TO AMENDED AND RESTATED SERVICING AGREEMENT

      THIS SUPPLEMENT (this "Supplement") of the Amended and Restated Servicing Agreement dated as of December 5, 1994, as amended as of October 1, 1995 (the "Servicing Agreement"), between WORLD OMNI FINANCIAL CORP. ("WOFC"), as servicer and NATIONAL AUTO FINANCE COMPANY L.P. ("NAFCO") is made as of November 13, 1996 by and between OMNI FINANCIAL SERVICES OF AMERICA, INC. as assignee of WOFC (the "Servicer" or "OFSA") and NAFCO.

                                    RECITALS

      A. National Financial Auto Funding Trust ("Auto Funding"), a Delaware business trust, 100% of the beneficial ownership interest in which is held by NAFCO or affiliates of NAFCO, intends to assign the accounts designated in
Schedule 1 hereto (the "Assigned Accounts") to National Auto Finance 1996-1 Trust (the "1996-1 Trust") pursuant to the Pooling and Servicing Agreement, dated as of October 21, 1996 (the "Pooling and Servicing Agreement"), by and among Auto Funding, NAFCO and Harris Trust and Savings Bank, as trustee (the "Trustee").

      B. NAFCO and OFSA have agreed to further amend the Servicing Agreement as set forth below to provide for the servicing of the Assigned Accounts following assignment of the Assigned Accounts by Auto Funding to the 1996-1 Trust.

      C. Capitalized terms used but not defined herein shall have the same meanings ascribed thereto in the Servicing Agreement.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, NAFCO and OFSA, as assignee of WOFC hereby amend and supplement the Servicing Agreement solely with respect to the Assigned Accounts, as follows:


      1. The Preamble is hereby deleted in its entirety and the following inserted in lieu thereof:

            This Amended and Restated Servicing Agreement is hereby made effective as of the 5th day of December 1994 by and between World Omni Financial Corp. (the "Servicer" or "WOFC") and National Auto Finance Company L.P. (the "Company" or "NAFCO").

      2. Section 6 of Article I is hereby deleted and the following inserted in lieu thereof:

            6. Company Account. The Collection Account designated in the Pooling and Servicing Agreement into which are deposited amounts received by the Servicer on behalf of the Company which may include deduction of certain amounts due the Servicer




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      pursuant to Article II, paragraph 5 of this Agreement. The wiring address for such account is Harris Trust and Savings Bank ABA #_____________ A/C #______________ For Further Credit: NAFCO 96-A #______________ Attention:
      K. Richardson - Ext. 2647.

      3. The second sentence of Section 1 of Article II is hereby deleted and following inserted in lieu thereof: "The Servicer shall service and administer the Accounts by employing procedures (including collection procedures) and a degree of care consistent with prudent industry standards and as are customarily employed by servicers in servicing and administering motor vehicle retail installment sales contracts comparable to the Accounts."

      4. The following is hereby inserted at the end of the second sentence of
Section 3 of Article II the following: "provided, however, that Servicer shall be permitted to extend the then current maturity date of an Account provided that (i) a period of at least six months takes place between each such extension, and (ii) each such extension is not more than two months; provided, further, Servicer shall in no event extend the maturity date of an Account beyond August 31, 2002."

      5. Notwithstanding Section 4 of Article II, Servicer shall, as custodian for the 1996-1 Trust, retain possession of the Loan File for each Assigned Account in accordance with the Custodial Agreement dated as of November 13, 1996 by and between OFSA, as custodian and NAFCO; provided, however, that this
Section 5 of this Amendment shall not be construed to amend or modify the obligation of the Servicer to service or continue to service any Account; and provided, further, that NAFCO will indemnify and hold Servicer harmless against any liability of Servicer for not returning the Loan File with respect to an Assigned Account to NAFCO in accordance with such Section 4 to the extent Servicer retained such Loan File in accordance with its obligations as Custodian.

      6. The fourth sentence of Section 7 of Article II is hereby deleted and the following inserted in lieu thereof: "Servicer shall have no obligation to determine whether the actual motor vehicle title is received in those states which permit the Borrower, rather than the lienholder, to have possession of the actual motor vehicle title."

      7. The first sentence of Section 2 of Article III is hereby deleted and the following inserted in lieu thereof: "Company shall pay monthly on the twenty-first day of each month or, if such date is not a Business Day, the next succeeding Business Day, the Servicing Fees as well as any other expenses or charges due the Servicer pursuant to this Agreement; provided that, to the extent such amounts are not paid by the Company on such twenty-first day (for any reason other than errors of transmission), Servicer may withdraw and apply the amount of such Servicing Fees owed but not paid from the $5000 reserve account maintained for such purpose."

      8. Article III is hereby amended by adding the following Section after
Section 4: "5. The Company shall provide Servicer with written notice of any transfer of an Account to the 1996-1 Trust five calendar days prior to any such transfer."


      9. Section 7 of Article V is hereby deleted in its entirety (solely with respect to the Assigned Accounts).


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      10. Subsection (b) of Section 14 of Article X is hereby deleted and the following inserted in lieu thereof: "(b) the Company shall, at the request of the Servicer, execute and deliver or cause to be executed and delivered such further instruments (including any powers of attorney or similar instruments from Auto Funding or 1996-1 Trust) and take or cause to be taken such further actions as Servicer may reasonably deem necessary to carry out the terms and provisions of this Agreement."

      11. Article VIII, is hereby amended by inserting the following language at the end of Section 1 thereof:

            "g. If (i)(A) the Company fails to remit timely to the Servicer the Servicing Fees in accordance with Section 2 of Article III and such failure to pay continues for a period of three Business Days and (B) there are insufficient funds in the Reserve Account to cover payment of any Servicing Fees owed and not paid or (ii) the Company does not receive first priority payment of distributions in accordance with Section 4.01 of the Pooling and Servicing Agreement."

      12. This Amendment amends the Amended and Restated Servicing Agreement and supersedes the Amended and Restated Servicing Agreement solely with respect to the Assigned Accounts and the subject matter hereof. This amendment is not intended to amend or modify, and shall not be construed to amend or modify in any respect, the servicing by the Servicer pursuant to the Amended and Restated Servicing Agreement of Accounts other than the Assigned Accounts, and the provisions of the Amended and Restated Servicing Agreement, as such provisions appear in the Amended and Restated Servicing Agreement dated as of December 5, 1994, as amended as of October 1, 1995, shall remain in full force and effect with respect to all Accounts (including, except as amended hereby, the Assigned Accounts).

      13. This Amendment shall become effective upon the assignment of the Assigned Accounts to the 1996-1 Trust.

      14. Except as the terms and provisions of the Amended and Restated Servicing Agreement shall have been amended and superseded hereby, the Amended and Restated Servicing Agreement shall remain in full force and effect.

      15. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date first provided above.

                                        OMNI FINANCIAL SERVICES OF AMERICA, INC.


                                        By:_____________________________________
                                        Name:
                                        Title:


                                        NATIONAL AUTO FINANCE COMPANY, L.P.


                                        By: NATIONAL AUTO FINANCE CORPORATION,
                                              its general partner


                                        By:_____________________________________
                                        Name:
                                        Title:


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